Exhibit 5.1

The Nail Law Group
1016 Lincoln Blvd., Suite 205
San Francisco, CA 94129
Phone 415.488.5581 Fax 415.590.3952

October 8, 2015

Longbau Group, Inc.

11F-3, No.100, Sec. 1, Zhongqing Rd.,

North Dist., Taichung City 404,

Taiwan (R.O.C.)

+852 58059452

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for Longbau Group, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 4,832,600 shares (the “Registrable Shares”) of the Company’s Common Stock, $0.00001 par value per share. The Registrable Shares are to be offered and sold by certain security holders of the Company (the “Selling Security holders”) pursuant to a Registration Statement on Form S-1 relating to the Registrable Shares (such Registration Statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”).

We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as to factual matters.

Based upon the foregoing and subject to the following, we are of the opinion that the Registrable Shares are duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the bar in the State of California, and we express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware (the “DGCL”), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ The Nail Law Group